Exhibit 21.1 Subsidiaries of First Commonwealth Financial Corporation

Percent Ownership By Registrant
First Commonwealth Bank 601 Philadelphia Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%

Subsidiaries of First Commonwealth Bank: First Commonwealth Insurance Agency 601 Philadelphia Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%

First Commonwealth Preferred, LLC 1105 N. Market Street, Suite 1300 Wilmington, DE 19801 Incorporated under the laws of Delaware	100%

First Commonwealth Community Development Corporation (Inactive) 654 Philadelphia Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%

First Commonwealth Financial Advisors Incorporated 601 Philadelphia Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%

FraMal Holdings Corporation 1105 North Market Street, Suite 1300 Wilmington, DE 19899 Incorporated under the laws of Delaware	100%

First Commonwealth Capital Trust I 601 Philadelphia Street Indiana, PA 15701 Incorporated under the laws of Delaware	100%

First Commonwealth Capital Trust II 601 Philadelphia Street Indiana, PA 15701 Incorporated under the laws of Delaware	100%

First Commonwealth Capital Trust III 601 Philadelphia Street Indiana, PA 15701 Incorporated under the laws of Delaware	100%

Commonwealth Trust Credit Life Insurance Company 2700 North Third Street, Suite 3050 Phoenix, AZ 85004 Incorporated under the laws of Arizona	50%